Exhibit 10.63

Instructions for Signing

1.     In accordance with the Labor Contract Law of the People’s Republic of China, the employer shall conclude an employment contract with the employee, with whom the employment is to established, in writing based on the principles of lawfulness, fairness, equality and freewill, consensus, honesty and goodwill.

2.     The employer shall not recruit any minor under 16 years old.

3.     In the employment contract, the parties may agree on a probation period, the term of which shall comply with Section 19 of the Labor Contract Law of the People’s Republic of China, and such term shall consist in the term of the employment contract.

4.     This contract shall, in accordance with the company’s salaries structure (system), expressly provide the specific amount of the employee’s salary which shall not be lower than the local minimum salary level.

5.     If the employer fails to pay the remuneration in time and in full or pay for the social insurance for the employee in accordance with law or otherwise violates any laws, regulations or rules in respect of labor protections, the employee may report and complain to the labor protection authorities in accordance with law as well as  terminate this contract.

6.     The labor rules and policies set up by the employer in accordance with law may be attached to the employment contract as annexes to which the parties shall adhere.

7.     The employment contract must be filled out with a fountain pen or a brush pen. Writing must be clear and neat without any scratch.

8.     The employment contract must be signed (sealed) by both parties, Party B shall not assign anyone to sign on its behalf.

9.     The employment agreement, once concluded through consensus by and between the employer and the employee, shall be legally binding.  The employer and the employee shall fully perform their respective obligations in accordance with the provisions of the employment contract, and they shall each hold 1 copy of the originals.

I          Basic Information of the Parties

1.     Basic Information of the Employer:

Name of Party A (Employer): Tianjin New Highland Science and Technology Development Co., Ltd.

Legal Representative (or the principal person): Guoqiang Xin

Address: No. 86, An He Road, Dagang District, Tianjin

Telephone: 022 6331 2017

2.     Basic Information of the Employee:

Name of Party B (Employee): Yanhui Guo

Home Address (current address): 23-1502, Hai Hu Xi Li, Yangqiao, Fengtai District, Beijing

Resident Identity Card Number

(or other legitimate identity card number): 110106197205256028

Telephone: 13910337702

II         Term of the Contract

3.     The term of this Contract shall comply with Item (1) set forth below:

(1)   This Contract shall have a fixed term of five years (months), from April 16, 2007 to April 15, 2012.

(2)   This Contract shall have an infinite term, effective as of       .

(3)   This Contract’s term shall be subject to the completion of certain tasks in accordance the following agreed terms and conditions:

4.     The term of the probation period under this Contract shall be       months (days), from                     to                                 .

III       Scope and Location of Work

5.     Based on Party A’s needs and the requirements of work, Party B hereby agrees to hold the position of  management which contains the following scope of work                                        .

6.     The location of Party B’s work shall be at: within the PRC.

7.     The responsibilities of Party B shall include:

(1)

(2)

(3)

IV       The Working Time, Leave and Vacations

8.     Party A, by taking into account the nature of the position to be held by Party B, shall implement the following A system:

A.    standard working hours

B.    compositive working hours:

The specific arrangements of Party B’s working time shall be as follows:

                              .

C.    irregular working hours

9.     If Party A requires Party B to work overtime due to the necessity of its production or operation, Party A shall comply with the relevant laws and regulations as well as the Employer’s review and approval procedures.

10.   Other than the public holidays and rest days mandated by the state, Party B shall be entitled to vacations as set forth below:

(1)

(2)

(3)

V     The Remuneration of Work

11.   Party A shall pay salary to Party B on monthly basis and in monetary terms, and the specific pay day shall be the 28th day of each month.

12.   During the probation period, Party B’s salary shall be                       /month.

13.   The conditions, criteria and the relative terms with respect to the payment of the salary are specified as follows:

(1)   The salary shall be paid in cash

(2)   The salary shall not be less than the minimum wage of the city of Tianjin

(3)

VI       Social Insurances

14.   Both Party A and Party B shall, in accordance with the relevant laws and regulations, register in the social insurance programs for pension, unemployment, medical care, occupational injury and maternity and perform their payment obligations so as to ensure that Party B is able to enjoy the benefits of such social insurances.

15.   The premium of the social insurances to be paid by Party B shall be withheld by Party A from Party B’s salary.

VII      Work Protections, Conditions and

Protections against Occupational Hazzards

16.   Party A shall strictly conform to the laws, regulations and rules with respect to work protections, conduct training in safe production and operating guidance to Party B, use its best efforts to improve the work conditions and ensure Party B’s safety and health in the production.

17.   Party A shall, strictly in accordance with laws, regulations and rules, promptly provide Party B with the work protection appliances and conduct health check to Party B in accordance with the relevant laws and regulations.

18.   Party B shall strictly comply with the relevant guidance on work safety and sanitation during the work.

19.   If Party B suffers from any occupational disease or injury or is deceased, Party A shall provide all benefits required by the relevant laws and regulations.

VIII         Cancellation, Termination and Renewal of the Contract

20.   Both Party A and Party B shall observe the conditions and procedures stipulated by the Labor Contract Law when either party is to cancel or terminate this Contract unilaterally.

21.   Party B shall fulfill and complete a hand-over procedure for its work within 10 days prior to the cancellation or termination of this Contract.  The hand-over procedure of Party B’s work to be completed in the event of any cancellation or termination of this Contract shall include:

(1)

(2)

(3)

Party A shall, at the time when Party B completes the hand-over procedure, pay the economic compensation to Party B and issue a certificate evidencing the cancellation or termination of this Contract.

IX       Obligations of Breach and Damages

22.   If Party A pays for any special training expenses for Party B or provides any professional technical training to Party B, with regard to the service term, damages and other issues, the Parties agree as follows (or refer to any separate agreements entered into by the Parties):

(1)

(2)

(3)

(4)

(5)

23.   If Party B is Party A’s senior officer, senior technician or otherwise subject to confidentiality obligations, with regard to the scope, geographic limit, duration, compensation and obligations of breach of any non-compete limitations, the Parties agree as follows:

(1)

(2)

(3)

(4)

(5)

X     Settlement of Employment Disputes

24.   In the event that any disputes arise between the Parties for the performance of this Contract, such disputes shall first be settled through the Parties’ consultations; and, if such consultations become failed, through mediation; if such mediation become failed, either Party may submit the disputes to the competent labor disputes arbitration commission for arbitration; and if either Party is unwilling to accept the arbitration award, it may file a lawsuit with the competent people’s court.

XI    Miscellaneous

25.   Any matter that is not covered in this Contract shall be settled in accordance with the relevant laws, regulations and rules and, if no legal provision is available, through discussions by the Parties.

26.   If any terms or provisions of this Contract are inconsistent with any relevant laws, regulations or rules, such laws, regulations or rules shall be observed.

27.   Both Parties shall read the terms and provisions of this Contract carefully so as to clearly understand their rights and obligations.

28.   This Contract shall be effective as of the date on which both Party A and Party B have signed (sealed), both Parties shall strictly comply with this Contract.  This Contract is made in two copies with each copy held by Party A and Party B respectively.

Party A (Seal)

Legal Representative or Authorized Representative	Party B (Signature)

/s/Guoqiang Xin

[Company Seal]	/s/Yanhui Guo

Date April 16, 2007	Date April 16, 2007

Following our review, we hereby certify that this Contract is observant to the relevant laws, regulations and rules.

The Certifying Authority (Seal)	The Certifying Officer (Seal)

Date of the Certification: